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                                                                     EXHIBIT 3.1



                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                          SI DIAMOND TECHNOLOGY, INC.
                     (THE "CORPORATION" OR THE "COMPANY")

                                  ARTICLE ONE

     The name of the corporation is SI Diamond Technology, Inc.

                                  ARTICLE TWO

     The period of its duration is perpetual.

                                 ARTICLE THREE

     The objects and purposes for which the Corporation is organized, the nature of the business to be conducted by the Corporation, and the powers which may be exercised by the Corporation are stated and declared to be as follows:

(a) To enter into and engage in any business activities that lawfully may be conducted by a Corporation organized and existing under the Texas Business Corporation Act (the "TBCA") either directly, or through affiliated or subsidiary companies which may be

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     formed under the laws of any State or foreign nation where the conduct of such activities is lawful;

(b) To enter into and engage in business activities either for its own account, or for the account of others, as agent, and either as agent or principal, to enter upon or engage in any kind of business of any nature whatsoever, in which corporations organized under the TBCA may engage; and to the extent not prohibited thereby to enter upon and engage in any kind of business of any nature whatsoever in any other state of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such other state, nation or territory;

(c) To acquire, organize and create subsidiary and affiliated companies under the laws of any State or foreign nation;

(d) To engage in any other lawful act or activity for which a Corporation may be organized under the TBCA; and

(e) Nothing in this Article shall be construed as authorizing the Corporation to transact any business in the State of Texas prohibited by any law of the State of Texas, or to engage in any activity in the State of Texas which lawfully cannot be engaged in without first obtaining a license under the laws of the State of Texas and such license cannot be granted to a corporation, or to transact any of the business referred to in Section
     (B)(3)(a) or Section (B)(4) of Article 2.01 of the TBCA.

                                  ARTICLE FOUR

     The Corporation is hereby authorized to issue a total of 122,000,000 shares of capital stock which shall be subdivided into classes as follows:

                           DIVISION A - COMMON STOCK

One Hundred Twenty Million (120,000,000) shares of the Corporation's capital stock shall be denominated as Common Stock, have a par value of $0.001 per share, and have the rights, powers and preferences set forth in this paragraph.

     (i) The holders of Common Stock shall share ratably, with all other classes of common equity, in any dividends that may, from time to time, be declared by the Board of Directors;

     (ii) No dividends may be paid with respect to the Corporation's Common Stock, however, until dividend distributions to the holders of Preferred Stock, if any, have been paid in accordance with the certificate or certificates of designation relating to such Preferred Stock;

    (iii) The holders of Common Stock shall share ratably, with all other classes of common equity, in any assets of the Corporation that are available for distribution to the

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           holders of common equity securities of the Corporation upon the dissolution or liquidation of the Corporation;

     (iv) The holders of Common Stock shall be entitled to cast one vote per share on all matters that are submitted for a vote of the shareholders;

     (v) There are no redemption or sinking fund provisions that are applicable to the Common Stock of the Corporation; and

     (vi) Subject only to the requirements of the TBCA and the foregoing limitations, the Board of Directors is expressly authorized to issue shares of Common Stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the Board of Directors shall deem appropriate under the circumstances.

                          DIVISION B - PREFERRED STOCK

Two Million (2,000,000) shares of the Corporation's authorized capital stock shall be denominate as Preferred Stock, par value of $1.00 per share. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series of Preferred Stock, including, but without limiting the generality of the foregoing, the following:

     (i) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, each series of Preferred Stock, which number (except as otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors without prior approval of the holders of such series;

    (ii) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

   (iii) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation and the terms and conditions of such conversion or exchange, including, without limitation, whether or not the number of shares of such other class or series into which shares of

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          such series may be converted or exchanged shall be adjusted in the event of any stock split, stock dividend, subdivision, combination, reclassification or other transaction or series of transactions affecting the class or series into which such series of Preferred Stock may be converted or exchanged;

    (iv) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

     (v) The rights, if any, of the holder of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

    (vi) The terms of any sinking fund or redemption or repurchase account, if any, to be provided for shares of such series of Preferred Stock;

   (vii) The voting owners, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more Directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized Directorships of the Corporation, or a specified number or portion of Directorships in addition to the then-existing number of authorized Directorships of the Corporation), generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto; and

  (viii) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

Notwithstanding the foregoing, and with the sole exception of shares issued pursuant to the duly adopted stock option plans of the Corporation, no shares of Preferred Stock shall be issued or sold to any officer or director of the Corporation, or any shareholder who directly or indirectly owns more than 5% of the issued and outstanding voting stock of the Corporation, or any affiliate of such person, without the affirmative vote of a majority in interest of the disinterested shareholders of the Corporation. Upon the creation of any new class or series of Preferred Stock of the Corporation, the Board of Directors shall prepare and file with the records or the Corporation a Certificate setting forth the rights and preferences of such class or series of Preferred Stock, which Certificate shall be deemed an amendment to these Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") and shall not require the consent of any shareholder.

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                     DIVISION C - SERIES OF PREFERRED STOCK

                      Series A Convertible Preferred Stock

Pursuant to the authority vested in the Board of Directors of the Corporation by Article Four of the Corporation's Amended and Restated Articles, the Board of Directors of the Corporation does hereby provide for the issuance of a series of Preferred Stock, One Dollar ($l.00) par value, of the Corporation to be designated "Series A Convertible Preferred Stock", consisting of One Hundred
(100) shares of Preferred Stock of the Corporation currently authorized for issuance, and to the extent that the designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof are not stated and expressed in the Amended and Restated Articles, does hereby fix and herein state and express such designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as follows (unless otherwise expressly defined herein, all terms defined in the Amended and Restated Articles shall have the same meaning ascribed to them in this Statement of Designations, Preferences and Rights):

I. Dividends. The Series A Convertible Preferred Stock shall not carry dividend rights. However, holders of the Series A Convertible Preferred Stock shall participate with Common Stock shareholders to the extent dividends are declared on the Common Stock. In such circumstances, dividends shall be paid on each of the common shares into which the Series A Convertible Preferred Stock may be converted at the time the dividend is declared as described in section V.C. below.

II. Liquidation. The shares of Series A Convertible Preferred Stock shall be preferred over the shares of Common Stock and any other series of Preferred Stock as to assets so that in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before distribution is made to holders of shares of Common Stock or any other series of Preferred Stock ranking junior as to liquidation rights to the Series A Convertible Preferred Stock, an amount equal to One Thousand Dollars ($1000.00) per share plus an amount equivalent to all dividends (whether or not earned or declared) accrued and unpaid on the shares of the Series A Convertible Preferred Stock to the date of final distribution. If upon any liquidation or dissolution or winding up of the affairs of the Corporation the amounts payable on or with respect to this Series A Convertible Preferred Stock are not paid in full, the holders of shares of the Series A Convertible Preferred Stock of the Corporation shall share ratably in any distribution of assets according to the respective amounts payable in respect of the shares held by them upon such distribution. Holders of the Series A Convertible Preferred Stock shall also share equally and simultaneously with common shareholders after the liquidation preference has been distributed. The liquidation preference will not change over time. In the event of a merger or acquisition in which the Corporation is not the surviving entity, holders of the Series A Convertible Preferred Stock may elect liquidation treatment under the terms herein.

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III. Voting. Holders of the Series A Convertible Preferred Stock shall vote with the Common Stock on all matters and be entitled to one vote for each share into which the Preferred Stock may be converted at the time of the vote as described in section V.C. below.

IV. Redemption. The Corporation shall not have the right or obligation to redeem the Series A Convertible Preferred Stock, in whole or in part, at any time.

 V.  Conversion.

     A. Right to Convert. Holders of the Series A Convertible Preferred Stock shall have the right to convert their shares into common shares at anytime, except as limited by provisions contained herein.

     B. Conversion Ratio. Each share of the Series A Convertible Preferred Stock shall be convertible into four and seventeen one-hundredths (4.17) shares of Common Stock (the "Conversion Ratio"), subject to the adjustments contained herein.

         1. The Corporation shall maintain detailed records which track the ownership of the 10,000 currently outstanding shares of Common Stock (the "Original Issue"). The Corporation shall calculate the net effect on the ownership per share of the Original Issue of:

             a. stock splits, stock dividends, consolidations and similar revaluations, and

             b. dilutive Common Stock issuances, during the time between initial issuance of the Series A Convertible Preferred Stock and its conversion into Common Stock (the "Conversion Interval"), (collectively, the "Adjustment Factor").

         2. At the time of conversion, the Conversion Ratio shall be adjusted by the Adjustment Factor.

     C. Certification. Holders of the Series A Convertible Preferred Stock shall have the right to have the conversion ratio verified by an independent accountant if they so desire. The fee for such service shall be split equally between the Holder and the Corporation.

     D.  Exercise Procedure.

         l. Delivery of Preferred Shares. Before all of the outstanding Series A Convertible Preferred Stock is converted into Common Stock, the holder thereof shall:

             a. surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock, which certificate or certificates if the Corporation shall so request, shall be duly endorsed to the Corporation or

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             in blank or accompanied by proper instruments of transfer to the
             Corporation or in blank and shall be accompanied by funds in the amount of any tax or taxes payable or which may be payable in respect of any transfer involved in the issue and delivery of certificates for shares of Common Stock in a name other than that of a record holder of shares of Series A Convertible Preferred Stock in respect of which shares of Common Stock are issued, and

             b. shall state in writing therein the name or names in which he wishes the certificate or certificates of Common Stock to be issued.

         2. Delivery of Common Shares. The Corporation will, as soon as practicable after such surrender of certificates for shares of Series A Convertible Preferred Stock, in accordance with the above provisions, issue and deliver at the office at which such certificates for shares of Series A Convertible Preferred Stock shall have been surrendered, to the person for whose account such shares of Series A Convertible Preferred Stock were so surrendered or to his nominee or nominees, certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. The person or persons entitled to receive the shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock, shal1 be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert, and no surrender of shares of Series A Convertible Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose, but the surrender of shares of Series A Convertible Preferred Stock for conversion while such books are closed shall become effective for conversion immediately upon the reopening of such books.

         3. Sufficient Common Stock. The Corporation shall set aside, at all times during which shares of Series A Convertible Preferred Stock may be outstanding, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Convertible Preferred Stock from time to time outstanding, and shall take such action as from time to time be necessary to assure that such shares of Common Stock will be when issued upon conversion of Series A Convertible Preferred Stock, fully paid and nonassessable.

VI. Shareholders' Agreement. Each and every holder of the Series A Convertible Preferred Stock shall execute a copy of the Corporation's Shareholders' Agreement, which governs disposition of the Corporation's Common Stock.

VII. Sale or Exchange of Corporation or Assets. If prior to issuance of Common Stock under this Preferred Stock Conversion:

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      A.  There occurs any reclassification of the Common Stock of the
          Corporation (other than a subdivision or a combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required or of the sale or transfer of all or substantially all the assets of the Corporation; or

      B. There occurs the voluntary or involuntary dissolution or winding up of the Corporation;

      Then:

      A. Special Notice. The Corporation shall cause to be filed at the office or agency of the Corporation specified in Section IX and shall cause to be mailed to the holders of Series A Convertible Preferred Stock at their addresses as they shall appear on the stock register of the Corporation at least twenty (20) days before the date specified below, a Written Notice stating:

                The date on which said reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

      B. Entitled Conversion. The holders of Series A Convertible Preferred Stock at their option may receive, in lieu of the stock otherwise issuable hereunder, such money or property they would have been entitled to receive if this Preferred Stock Conversion had been exercised prior to such sale or exchange.

VIII. Restriction on Certain Corporation Actions.

      A. Amend Statement of Designations. Except as hereinafter provided, so long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without the consent of all holders of the Series A Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing with or without a meeting or by vote at the annual meeting of shareholders of the Corporation called for the purpose, amend, alter or repeal any provision of this Statement of Designations, Preferences and Rights so as to affect adversely the rights, powers or preferences set forth herein with respect to Series A Convertible Preferred Stock or the holders thereof.

      B. Amend By-laws. So long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without the consent of the holders of all of the number of shares of Series A Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing with or without a meeting or by vote at the annual meeting of shareholders of the Corporation

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          called for the purpose of amending, altering or repealing any provision of the By-laws of the Corporation, amend, alter or repeal any provision of the By-laws of the Corporation if the effect of such proposed amendment, alteration or repeal would adversely affect the rights of the holders of Series A Convertible Preferred Stock.

IX. Written Notice. For all purposes, a "Written Notice" shall mean any notice or communication required or permitted herein with respect to the Series A Convertible Preferred Stock and, except where, by other provisions hereof, receipt of a particular Written Notice is specifically required for that Written Notice to be deemed to be a sufficient Written Notice, shall be deemed to be sufficiently given (1) when personally delivered; (2) when given pursuant to the Amended and Restated Articles; or (3) by registered or certified mail, return receipt required, when deposited in the U.S. Mail, correct postage prepaid: (i) if to the Corporation, addressed to SI Diamond Technology, Inc., 12100 Technology Boulevard, Austin, Texas, 78727, marked for the attention of "Secretary", or to such other or different address as the Corporation may be Written Notice designate, or (ii) if to any holder of shares, the address appearing on the stock register maintained or provided for by the Corporation for the Series A Convertible Preferred Stock.

X. Office or Agency of the Corporation. Unless and until otherwise designated by Written Notice from the Corporation to the holders of shares of the Series A Convertible Preferred Stock, the initial office and agency of the Corporation designated as the place of redemption or conversion of any shares of Series A Convertible Preferred Stock shall be SI Diamond Technology, Inc., 12100 Technology Boulevard, Austin, Texas, 78727. The Corporation may by Written Notice designate one or more additional offices or agencies for these purposes.

                            Series C Preferred Stock

     The following Statement and Certificate of Resolution Establishing Rights, Preferences and Privileges for 225,015 shares of the $33.33 Stated Value, $1.00 Par Value, Preferred Stock of the Corporation was duly adopted and approved by the Board of Directors of the Corporation.

     The designations, preferences, limitations and relative rights of the Series C Preferred Stock of the Corporation in addition to and subject to the preferences, limitations and relative rights set forth in the Corporation's Amended and Restated Articles of Incorporation, as amended to date, which are applicable to Preferred Stock of al1 series, are as follows:

l. ESTABLISHMENT AND DESIGNATION OF SERIES. The Series C Preferred Stock of the Corporation is hereby established as follows: TWO HUNDRED TWENTY-FIVE THOUSAND FIFTEEN (225,015) shares of the Preferred Stock of SI Diamond Technology, Inc., are hereby designated "Series C Preferred Stock" (hereinafter referred to as the "Series C Stock") with the rights, preferences and privileges specified herein. The Series C Stock will, hereafter, be offered and sold by the Corporation for such consideration, including cash, services rendered and property, as may be determined from time to time in the sole discretion of the Board of Directors.

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2.  LIQUIDATION PREFERENCE. Subject to adjustment in the manner provided in
Paragraph 5 hereof, the holders of Series C Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, the amount of $33.33 per share (which is the Stated Value of the Series C Stock) (the "Series C Liquidation Preference") for each share of Series C Stock then held by them. Notwithstanding any other provision of this Certificate of Designation, the liquidation preference granted to the holders of Series C Stock shall, in all events, be fully subordinated to the liquidation preference previously granted to the holders of Series A Preferred Stock ("Series A Liquidation Preference"). Until the Corporation amends its Restated Articles of Incorporation to increase its authorized capital stock as provided in Section 7.5 of the Option, Share and Warrant Purchase Agreement by and between the Corporation and Diagascrown, Inc. of even date herewith (the "Agreement"), the Series C Stock shall rank senior to all other series of the Corporation's Preferred Stock, except the Series A Preferred Stock. After such amendment, the Series C Stock shall be subordinate to all other series of Preferred Stock of the Corporation. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, and after the full satisfaction of the Series A Liquidation Preference, distributions to the stockholders of the Corporation shall be made in the following manner:

    (a) Until the Corporation amends its Restated Articles of Incorporation to increase its authorized capital stock as provided in Section 7.5 of the Agreement, (i) the holders of the Series C Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or Preferred Stock of the Corporation (other than Series A Preferred Stock) by reason of their ownership of such stock, an amount equal to the adjusted Series C Liquidation Preference for each share of Series C Stock then held by them, and (ii) if, on the liquidation, dissolution, or winding up of the Corporation, the assets and funds thus distributed among the holders of the Series C Stock shall be insufficient to permit the payment to such holders of the full adjusted Series C Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series C Stock, shall be distributed among the holders of the Series C Stock in proportion to the full amount each such holder is otherwise entitled to receive. After such amendment of the Corporation's Restated Articles of Incorporation as aforementioned, the Series C Stock shall have no priority over the Common Stock of the Corporation.

    (b) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this paragraph.

3. DIVIDENDS. On a fully participating basis, the Corporation shall pay dividends of the Series C Stock when and as declared by the Corporation's board of directors, out of any funds legally available therefor, on the same basis as dividends are paid on shares of Common Stock, in an amount equal to the dividends that would have been paid on the Shares of Common Stock into which the Series C Stock could be converted pursuant to paragraph 5 hereof.

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4.   VOTING RIGHTS. Except as otherwise required by law, the holders of Series C
Stock shall (a) be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series C Stock could be converted pursuant to paragraph 5 hereof, at the record date for the determination of stockholders entitled to vote on such matters or; if no such record date is established, at the date such vote is taken or any written consent of the stockholders is solicited, (b) have voting rights and powers equal to the voting rights and powers of the Common Stock except as otherwise stated herein, and (c) be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating al1 shares into which shares of Series C Stock held by each holder could be converted) shall be rounded to the nearest whole number. Except as otherwise provided herein or required by law, the holders of Series C Stock and the holders of Common Stock shall vote together as a single class and not as separate classes.

5. CONVERSION. The holders of the Series C Stock shall have conversion rights as follows (the "Conversion Rights");

     (a) Right to convert. Each share of Series C Stock shall be convertible, at the option of the holder, at any time after the date on which the Corporation amends its Restated Articles of Incorporation as provided in Section 7.5 of the Agreement, at the office of the Corporation or any transfer agent for such stock, into fully paid and nonassessable shares of Common Stock at the Conversion Ratio in effect at the time of conversion, determined as provided herein.

     (b) Conversion Ratio. In general, each share of Series C Stock shall be convertible into ten (10) shares of Common Stock, subject to adjustment pursuant to this Paragraph 5. The ratio of the number of shares of Common Stock into which each share of Series C Stock is convertible at any time as provided herein, is the "Conversion Ratio".

     (c) Mechanics of Conversion. Before any holder of Series C Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates for such shares at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state in the notice the number of shares of Series C Stock being converted and the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall then, as soon as is practicable, issue and deliver at such office to such holder, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series C Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

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     (d)  Adjustment for Subdivisions or Combinations of Common Stock. In the
          event the Corporation at any time or from time to time after the date on which the Series C Stock is first issued (the "Original Issue Date") effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares, then and in each such event the Conversion Ratio for the Series C Stock shall be increased (for subdivisions) or decreased (for combinations) proportionately. Any adjustment under this paragraph 5(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (e) Adjustment for Certain Dividends, Distributions and Common Stock Equivalents. In the event the Corporation at any time or from time to time after the Original Issue Date shall make, issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights ("Common Stock Equivalents") convertible into or entitling the holder to receive additional shares of Common Stock, without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise), then, and in each such event, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date. In such event the Conversion Ratio shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Ratio then in effect by a fraction,

             (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

             (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents;

          provided, however, (A) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed for such distribution, then the Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and the Conversion Ratio shall be adjusted pursuant to this paragraph 5(e) as of the time of actual payment of such dividends or distributions; (B) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Common Stock issuable upon the conversion or exercise (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, the Conversion Ratio shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; (C) upon the expiration of any rights or conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Ratio computed upon the original issue (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents; and (D) in the case of Common Stock Equivalents that expire by their terms not more than sixty (60) days after the date of issuance, no adjustment of the Conversion Ratio shall be made until the expiration or exercise of all such Common Stock Equivalents, whereupon such adjustment shall be made in the manner provided in clause (C).

     (f) Adjustments for Other dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make, issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then, and in each such event, provision shall be made so that the holders of Series C Stock shall receive upon conversion, and in addition to the number of shares of Common Stock otherwise receivable thereupon, the amount of other securities of the Corporation that they would have received had their Series C Stock been converted into Common Stock on the date of such event and had, thereafter, during the period from the date of such event to and including the conversion date, retained such other securities giving application to all adjustments called for during such period under this paragraph 5 with respect to such other securities.

     (g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series C Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above) or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph 5, then and in each such event the holder of each share of the Series C Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of the Series C Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (h) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this paragraph 5), or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder of each share of the Series C Stock shall thereafter be entitled to convert such Series C Stock into the kind and amount of stock or other securities or property receivable upon such merger or consolidation or sale by a holder of the number of shares of Common Stock into which such shares of Series C Stock might have been converted immediately prior to such reorganization, merger, consolidation or sale, subject to adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this paragraph 5.

     (i) No Dilution or Impairment. The Corporation will not, by amendment of its Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this article by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series C Stock against dilution or other impairment.

     (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to paragraph 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this article and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series C Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio in effect at the time for the Series C Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series C Stock.

     (k) Notices of Record Date. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend (other than a cash dividend) or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or
          (ii) any reclassification or recapitalization of the capital stock of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series C Stock at least twenty (20) days prior to the date specified in such notice, a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution, or rights, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to come effective, and (c) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

     (l) Issue Taxes. The Corporation shall pay any and all issue and other taxes or governmental charges that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series C Stock.

     (m) Reservation of Stock Issuable Upon Conversion. As soon as the Corporation amends its Restated Articles of Incorporation as it has agreed to do in the Agreement, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series C Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Stock. If, at any time after the Corporation has amended its Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, the number of authorized but unissued shares of Common Stock again shall not be sufficient to effect the conversion of all then outstanding shares of Series C Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (n) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series C Stock. All shares of Common Stock (including fractions) issuable upon conversion of more than one share of Series C Stock by a holder of such stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fractional share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the current market price of such fraction on the date of conversion, as determined in good faith by the Board of Directors.

     (o) Notices. Any notice required by the provisions of paragraph 5 to be given to the holders of shares of Series C Stock shall be deemed given five days after such notice shall have been deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

 6.  DILUTION.

     (a) Subject to subparagraph (b), if the aggregate percentage interest of Investor (as hereinafter defined) of the Total Voting Power of the Corporation is or would be reduced as a result of an issuance by the Corporation of Voting Stock (including any issuance following conversion of any security convertible into or exchangeable for Voting Stock or upon exercise of any option, warrant, or other right to acquire any Voting Stock), the Corporation shall so notify the Investor promptly after establishing the material terms of such proposed issuance. In such notice, the Corporation shall offer to sell to the Investor that number of shares of Voting Stock which, if so purchased, would result in the retention by the Investor, in the aggregate, of its and its Affiliate's aggregate percentage interest in the Total Voting Power in effect immediately prior to such proposed reduction of its aggregate interest. If such offer is accepted by the Investor within thirty (30) days following receipt of same, the Corporation shall sell such shares to the Investor at a purchase price per share determined as provided in subparagraphs (a)(l), (2) or (3) below.

          If issuance of Voting Stock in any such transaction would result in the recipient of such Voting Stock obtaining 5% or more of the total outstanding Common Stock of the Corporation, notice shall be promptly provided to Investor as required above. However, if such transaction(s) should be less than 5% then the Corporation will notify the Investor and make the offer as set forth above on an annual basis on or before December 3l with respect to all such transactions under 5% which have occurred during that year. Investor will have thirty (30) days following receipt of such offer in which to accept.

                (l) If the Voting Stock is registered under the Exchange Act, the purchase price per share shall be the Average Market Price per share on the day prior to the date of issuance. For purposes of this paragraph 5, the "Average Market Price" of the Voting Stock at any date shall be the average of the daily closing prices, per share, of such security on the 30 consecutive trading days ending on the trading day last preceding the date of determination of such price. The closing price for each trading day shall be the last sale price, regular way, or, in case no such sale takes place on such trading day, the average of the closing bid and ask prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to a security listed or admitted to trading on a national securities exchange or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Security Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such Trading Day the applicable securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board of Directors of the Corporation.

             (2) In the case of an issuance proposed to be effected by means of an underwritten primary public offering, private offering transaction or other similar private placement of Voting Stock, the notice given pursuant to this subparagraph (a) shall be to the effect that the Investor shall be entitled to participate in such public offering or private placement as a recipient of a directed sale, or otherwise, at a price per share equal to that paid by the public or the other purchasers, as the case may be.

             (3) If the Voting Stock is not registered under the Exchange Act, and subparagraph (a)(2) above is not applicable (e.g., upon exercise of any option, warrant, or other right to acquire Voting Stock not excepted under subparagraph (b)), then the purchase price per share shall be the price at which Voting Stock was most recently issued in a private placement of Voting Stock.

    (b) The Corporation shall not be obligated to deliver notices or offer Voting Stock for sale pursuant to subparagraph (a) in respect of the following issuances of Voting Stock or other voting securities: (i) pursuant to employee, director or consultant stock option, purchase, bonus, exchange or other such plans or upon the exercise of options or other rights granted thereunder, and (ii) in connection with transactions in which shares of Voting Stock are being issued to security holders of a company being acquired by the Corporation or to a company some or all of whose assets (including subsidiaries, technology or other tangible or intangible property) are being acquired by the Corporation or in similar merger and acquisition situations. Furthermore, on each occasion for which the Investor is eligible to exercise its rights to retain its Total Voting Power under Paragraph 6(a), the Corporation shall be obligated to permit the Investor to exercise such rights only once after other holders of antidilution rights exercise their rights.

    (c) If the Corporation's offer under this paragraph 6 is accepted, the purchase and sale of any such shares of Voting Stock shall take place on the second business day following the expiration or early termination of all waiting periods which may be imposed on such purchase and sale by the HSR Act, or, if no waiting period is imposed on such purchase and sale by the HSR Act, on the second business day following the receipt of the acceptance of such offer at the offices of the Corporation, or at such other time and place as the Corporation and the Investor may agree. Payment of the purchase price shall be made promptly upon effectuation of the purchase and sale of such shares of Voting Stock by wire transfer of collected funds, and delivery of the shares shall be made promptly upon such payment. The Corporation and the Investor will use their best efforts to comply with all federal and state laws and regulations and stock exchange listing requirements applicable to any purchase and sale of shares of Voting Stock under this paragraph 6.

    (d) The Investor's and its Affiliates' rights under this paragraph 6 to additional shares of Voting Stock shall terminate and be of no further effect on the Termination Date.

    (e) The antidilutive rights granted Investor under this paragraph 6 are not assignable.

    (f) For purpose of this paragraph 6, the following terms have the respective meanings set forth below:

         "Affiliates" or "Affiliate" of Diagascrown, Inc. shall mean (i) any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Diagascrown, Inc., and (ii) East/West Technology Partners, Ltd., a British Virgin Islands corporation. "Control" in, of or by an Affiliate requires ownership of more than fifty percent (50%) of (i) voting stock of a company which issued voting stock, or
         (ii) ownership interest in any enterprise; an entity or person is an Affiliate only as long as control exists.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
         1976.

         "Investor" means, collectively, Diagascrown, Inc., its Affiliates and, with the written consent of the Corporation (which will not be unreasonably withheld), the first (but only the first) transferee or assignee of 100% of the shares of Series C Stock.

         "Termination Date" means the sooner to occur of (i) the first day on which the Investor shall not beneficially own (within the meaning of Rule l3d-3 promulgated under the Securities Exchange Act of 1934) more than four percent (4%) of the outstanding Voting Stock of the Corporation, following its failure to exercise its rights against dilution under this paragraph 6, (ii) the expiration or other termination, without exercise, of that certain Warrant of Investor to acquire 75,000 shares of Series C Stock issued by the Corporation, or
         (iii) the date on which the Corporation files a registration statement for a public offering of Voting Stock with the United States Securities and Exchange Commission.

         "Total Voting Power" means the total Voting Power of all Voting Stock outstanding and entitled to vote at any meeting of shareholders of the Corporation.

         "Voting Power" means the ability to vote or to control, directly or indirectly, by proxy or otherwise the vote of any share of Voting Stock.

         "Voting Stock" means any of the Common Stock, Preferred Stock or other securities of the Corporation entitled to vote at a meeting of shareholders of the Corporation.

7. AMENDMENT. Any of the rights specified in this designation may be amended with the mutual written consent of (a) the board of directors of the Corporation and (b) holders of not less than a majority of all Series C Stock then outstanding. All amendments to this Certificate of Designation shall be made in accordance with the provisions of the Texas Business Corporation Act as in effect from time to time, provided that any such amendment must be approved by the holders of not less than a majority of all Series C Stock then outstanding. Any such amendment so effected shall be binding upon the Corporation and any holder of Series C Stock or Common Stock.

                            Series D Preferred Stock

     The following Statement and Certificate of Resolution Establishing Rights, Preferences and Privileges for 90,000 shares of $1.00 Stated Value, $1.00 Par Value, Preferred Stock was duly adopted and approved by the Board of Directors of the Corporation.

     The designations, preferences, limitations and relative rights of the Series D Preferred Stock of the Corporation, in addition to and subject to the preferences, limitations and relative rights set forth in the Corporation's Amended and Restated Articles of Incorporation, as amended to date, which are applicable to Preferred Stock of all series, are as follows:

l. ESTABLISHMENT AND DESIGNATION OF SERIES. The Series D Preferred Stock of the Corporation is hereby established as follows: NINETY THOUSAND (90,000) shares of the Preferred Stock of SI Diamond Technology, Inc., are hereby designated "Series D Preferred Stock" (hereinafter referred to as the "Series
D Stock") with the rights, preferences and privileges specified herein. The Series D Stock will, hereafter, be offered and sold by the Corporation for such consideration, including cash, services rendered and property, as may be determined from time to time in the sole discretion of the Board of Directors.

2. LIQUIDATION PREFERENCE. Subject to adjustment in the manner provided in Paragraph 5 hereof, the holders of Series D Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, the amount of $1.00 per share (which is the Stated Value of the Series D Stock) (the "Series D Liquidation Preference") for each share of Series D Stock then held by them. Notwithstanding any other provision of this Certificate of Designation, the liquidation preference granted to the holders of Series D Stock shall, in all events, be fully subordinate to the liquidation preference previously granted to the holders of Series A Preferred Stock ("Series A Liquidation Preference"). Until the Corporation amends its Restated Articles of Incorporation to increase its authorized capital stock as provided in Section 7.5 of the Option, Share and Warrant Purchase Agreement by and between the Corporation and Diagascrown, Inc. dated as of February 9, 1995 (the "Agreement"), the Series D Stock shall rank senior to all other series of the Corporation's Preferred Stock, except the Series A Preferred Stock and the Series C Preferred Stock. After such amendment, the Series D Stock shall be senior to al1 other series of Preferred Stock of the Corporation (including the Series C Preferred Stock), except for the Series A Preferred Stock. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, and after the full satisfaction of the Series A Liquidation Preference, distributions to the stockholders of the Corporation shall be made in the following manner:

    (a) Until the Corporation amends its Restated Articles of Incorporation to increase its authorized capital stock as provided in Section 7.5 of the Agreement, (i) the holders of the Series D Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or Preferred Stock of the Corporation (other than Series A Preferred Stock or Series C Preferred Stock) by reason of their ownership of such stock, an amount equal to the adjusted Series D Liquidation Preference for each share of Series D Stock then held by them, and (ii) if, on the liquidation, dissolution, or winding up of the Corporation, the assets and funds thus distributed among the holders of the Series D Stock shall be insufficient to permit the payment to such holders of the full adjusted Series D Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series D Stock, shall be distributed among the holders of the Series D Stock in proportion to the full amount each such holder is otherwise entitled to receive. After such amendment of the Corporation's Restated Articles of Incorporation as aforementioned, the Series D Stock shall have no priority over the Common Stock of the Corporation but it will have priority and preference over all other series of Preferred Stock, except for the Series A Preferred Stock.

    (b) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this paragraph.

3. DIVIDENDS. On a fully participating basis, the Corporation shall pay dividends of the Series D Stock when and as declared by the Corporation's Board of Directors, out of any funds legally available therefor, on the same basis as dividends are paid on shares of Common Stock, in an amount equal to the dividends that would have been paid on the Shares of Common Stock into which the Series D Stock could be converted pursuant to paragraph 5 hereof.

4. VOTING RIGHTS. Except as otherwise required by law, the holders of Series D Stock shall (a) be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series D Stock could be converted pursuant to paragraph 5 hereof, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of the stockholders is solicited, (b) have voting rights and powers equal to the voting rights and powers of the Common Stock except as otherwise stated herein, and (c) be entitled to notice of any stockholders, meeting in accordance with the by-laws of the Corporation. Fractional votes, shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series D Stock held by each holder could be converted) shall be rounded to the nearest whole number. Except as otherwise provided herein or required by law, the holders of Series D Stock and the holders of Common Stock shall vote together as a single class and not as separate classes.

5. CONVERSION. The holders of the Series D Stock shall have conversion rights as follows (the "Conversion Rights");

  (a) Right to convert. Each share of Series D Stock shall be convertible, at the option of the holder, at any time after the date on which the Corporation amends its Restated Articles of Incorporation as provided in
       Section 7.5 of the Agreement, at the office of the Corporation or any transfer agent for such stock, into fully paid and nonassessable shares of Common Stock at the Conversion Ratio in effect at the time of conversion, determined as provided herein.

  (b) Conversion Ratio. In general, each share of Series D Stock shall be convertible into ten (10) shares of Common Stock, subject to adjustment pursuant to this Paragraph 5. The ratio of the number of shares of Common Stock into which each share of Series D Stock is convertible at any time as provided herein, is the "Conversion Ratio".

   (c) Mechanics of Conversion. Before any holder of Series D Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates for such shares at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state in the notice the number of shares of Series D Stock being converted and the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall then, as soon as is practicable, issue and deliver at such office to such holder, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series D Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

   (d) Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time or from time to time after the date on which the Series D Stock is first issued (the "Original Issue Date") effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares, then and in each such event the Conversion Ratio for the Series D Stock shall be increased (for subdivisions) or decreased (for combinations) proportionately. Any adjustment under this paragraph 5(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

   (e) Adjustment for Certain Dividends Distributions and Common Stock Equivalents. In the event the Corporation at any time or from time to time after the Original Issue Date shall make, issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights ("Common Stock Equivalents") convertible into or entitling the holder to receive additional shares of Common Stock, without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise), then, and in each such event, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date. In such event the Conversion Ratio shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Ratio then in effect by a fraction,

               (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

               (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents;

          provided, however, (A) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed for such distribution, then the Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and the Conversion Ratio shall be adjusted pursuant to this paragraph 5(e) as of the time of actual payment of such dividends or distributions; (B) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Common Stock issuable upon the conversion or exercise (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, the Conversion Ratio shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; (C) upon the expiration of any rights or conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Ratio computed upon the original issue (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents; and (D) in the case of Common Stock Equivalents that expire by their terms not more than sixty (60) days after the date of issuance, no adjustment of the Conversion Ratio shall be made until the expiration or exercise of all such Common Stock Equivalents, whereupon such adjustment shall be made in the manner provided in clause (C).

     (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make, issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then, and in each such event, provision shall be made so that the holders of Series D Stock shall receive upon conversion, and in addition to the number of shares of Common Stock otherwise receivable thereupon, the amount of other securities of the Corporation that they would have received had their Series D Stock been converted into Common Stock on the date of such event and had, thereafter, during the period from the date of such event to and including the conversion date, retained such other securities giving application to all adjustments called for during such period under this paragraph 5 with respect to such other securities.

     (g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series D Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above) or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph 5, then and in each such event the holder of each share of the Series D Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of the Series D Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (h) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this paragraph 5), or a merger or consolidation of the Corporation with or into another corporation, or the sale of al1 or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder of each share of the Series D Stock shall thereafter be entitled to convert such Series D Stock into the kind and amount of stock or other securities or property receivable upon such merger or consolidation or sale by a holder of the number of shares of Common Stock into which such shares of Series D Stock might have been converted immediately prior to such reorganization, merger, consolidation or sale, subject to adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this paragraph 5.

     (i) No Dilution or Impairment. The Corporation will not, by amendment of its Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this article by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series D Stock against dilution or other impairment.

     (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to paragraph 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this article and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series D Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio in effect at the time for the Series D Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series D Stock.

     (k) Notices of Record Date. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend (other than a cash dividend) or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or
          (ii) any reclassification or recapitalization of the capital stock of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series D Stock at least twenty (20) days prior to the date specified in such notice, a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution, or rights, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to come effective, and (c) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

     (l) Issue Taxes. The Corporation shall pay any and all issue and other taxes or governmental charges that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series D Stock.

     (m) Reservation of Stock Issuable Upon Conversion. As soon as the Corporation amends its Restated Articles of Incorporation as it has agreed to do in the

          Agreement, the Corporation shall at all time reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series D Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Stock. If, at any time after the Corporation has amended its Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, the number of authorized but unissued shares of Common Stock again shall not be sufficient to effect the conversion of all then outstanding shares of Series D Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (n) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series D Stock. All shares of Common Stock (including fractions) issuable upon conversion of more than one share of Series D Stock by a holder of such stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fractional share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the current market price of such fraction on the date of conversion, as determined in good faith by the Board of Directors.

     (o) Notices. Any notice required by the provisions of paragraph 5 to be given to the holders of shares of Series D Stock shall be deemed given five days after such notice shall have been deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

6.   DILUTION.

     (a) Subject to subparagraph (b), if the aggregate percentage interest of Investor (as hereinafter defined) of the Total Voting Power of the Corporation is or would be reduced as a result of an issuance by the Corporation of Voting Stock (including any issuance following conversion of any security convertible into or exchangeable for Voting Stock or upon exercise of any option, warrant, or other right to acquire any Voting Stock), the Corporation shall so notify the Investor promptly after establishing the material terms of such proposed issuance. In such notice, the Corporation shall offer to sell to the Investor that number of shares of Voting Stock which, if so purchased, would result in the retention by the Investor, in the aggregate, of its aggregate percentage interest in the Total Voting Power in effect immediately prior to such proposed reduction of its aggregate interest. If such offer is accepted by the Investor within thirty (30) days following receipt of same, the Corporation shall sell such shares to the Investor at a purchase price per share determined as provided in subparagraphs (a)(1), (2) or (3) below.

       If issuance of Voting Stock in any such transaction would result in the recipient of such Voting Stock obtaining 5% or more to the total outstanding Common Stock of the Corporation, notice shall be promptly provided to Investor as required above. However, if such transaction(s) should be less than 5% then the Corporation will notify the Investor and make the offer as set forth above on an annual basis on or before December 31 with respect to all such transactions under 5% which have occurred during that year. Investor will have thirty (30) days following receipt of such offer in which to accept.

          (1) If the Voting Stock is registered under the Exchange Act, the purchase price per share shall be the Average Market Price per share on the day prior to the date of issuance. For purposes of this paragraph 5, the "Average Market Price" of the Voting Stock at any date shall be the average of the daily closing prices, per share, of such security on the 30 consecutive trading days ending on the trading day last preceding the date of determination of such price. The closing price for each trading day shall be the last sale price, regular way, or, in case no such sale takes place on such trading day, the average of the closing bid and ask prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to a security listed or admitted to trading on a national securities exchange or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Security Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such Trading Day the applicable securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board of Directors of the Corporation.

          (2) In the case of an issuance proposed to be effected by means of an underwritten primary public offering, private offering transaction or other similar private placement of Voting Stock, the notice given pursuant to this subparagraph (a) shall be to the effect that the Investor shall be entitled to participate in such public offering or private placement as a recipient of a directed sale, or otherwise, at a price per share equal to that paid by the public or the other purchasers, as the case may be.

          (3) If the Voting Stock is not registered under the Exchange Act, and subparagraph (a)(2) above is not applicable (e.g., upon exercise of any option, warrant, or other right to acquire Voting Stock not excepted under subparagraph (b)), then the purchase price per share shall be the price at which Voting Stock was most recently issued in a private placement of Voting Stock.

     (b) The Corporation shall not be obligated to deliver notices or offer Voting Stock for sale pursuant to subparagraph (a) in respect of the following issuances of Voting Stock or other voting securities: (i) pursuant to employee, director or consultant stock option, purchase, bonus, exchange or other such plans or upon the exercise of options or other rights granted thereunder, and (ii) in connection with transactions in which shares of Voting Stock are being issued to security holders of a company being acquired by the Corporation or to a company some or all of whose assets (including subsidiaries, technology or other tangible or intangible property) are being acquired by the Corporation or in similar merger and acquisition situations. Furthermore, on each occasion for which the Investor is eligible to exercise its rights to retain its Total Voting Power under Paragraph 6(a), the Corporation shall be obligated to permit the Investor to exercise such rights only once after other holders of antidilution rights exercise their rights.

     (c) If the Corporation's offer under this paragraph 6 is accepted, the purchase and sale of any such shares of Voting Stock shall take place on the second business day following the expiration or early termination of all waiting periods which may be imposed on such purchase and sale by the HSR Act, or, if no waiting period is imposed on such purchase and sale by the HSR Act, on the second business day following the receipt of the acceptance of such offer at the offices of the Corporation, or at such other time and place as the Corporation and the Investor may agree. Payment of the purchase price shall be made promptly upon effectuation of the purchase and sale of such shares of Voting Stock by wire transfer of collected funds, and delivery of the shares shall be made promptly upon such payment. The Corporation and the Investor will use their best efforts to comply with all federal and state laws and regulations and stock exchange listing requirements applicable to any purchase and sale of shares of Voting Stock under this paragraph 6.

     (d) The Investor's rights under this paragraph 6 to acquire additional shares of Voting Stock shall terminate and be of no further effect on the Termination Date.

     (e) The antidilutive rights granted Investor under this paragraph 6 are not assignable.

     (f) For purpose of this paragraph 6, the following terms have the respective meanings set forth below:

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          "Investor" means, Howard K. Schmidt and his affiliates and, with the written consent of the Corporation (which will not be unreasonably withheld), the first (but only the first) transferee or assignee of 100% of the shares of Series D Stock.

          "Termination Date" means the sooner to occur of (i) the first day on which the Investor shall not beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) more than four percent

       (4%) of the outstanding Voting Stock of the Corporation, following its failure to exercise its rights against dilution under this paragraph 6,
       (ii) the expiration or other termination, without exercise, of that certain Warrant of Investor to acquire 75,000 shares of Series D Stock issued by the Corporation, or (iii) the date on which the Corporation files a registration statement for a public offering of Voting Stock with the United States Securities and Exchange Commission.

       "Total Voting Power" means the total Voting Power of all Voting Stock outstanding and entitled to vote at any meeting of shareholders of the Corporation.

       "Voting Power" means the ability to vote or to control, directly or indirectly, by proxy or otherwise the vote of any share of Voting Stock.

       "Voting Stock" means any of the Common Stock, Preferred Stock or other securities of the Corporation entitled to vote at a meeting of shareholders of the Corporation.

   7. AMENDMENT. Any of the rights specified in this designation may be amended with the mutual written consent of (a) the board of directors of the Corporation and (b) holders of not less than a majority of all Series D Stock then outstanding. All amendments to this Certificate of Designation shall be made in accordance with the provisions of the Texas Business Corporation Act as in effect from time to time, provided that any such amendment must be approved by the holders of not less than a majority of all Series D Stock then outstanding. Any such amendment so effected shall be binding upon the Corporation and any holder of Series D Stock or Common Stock.

                           Series E Preferred Stock

       Section 1. Designation and Amount. The shares of such series shall be designated as "Series E Preferred Stock" (the "Series E Preferred Stock") and the number of shares constituting the Series E Preferred Stock shall be 1,500, Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series E Preferred Stock.

       Section 2. Rank. The Series E Preferred Stock shall rank: (i) prior to all of the Corporation's Common Stock, par value $.001 per share ("Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series E Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); (iii) on parity with the Corporation's Series A, Series C and Series D Preferred Stock, and any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series E Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

       Section 3. Dividends. The Series E Preferred Stock will bear no dividends, and the holders of the Series E Preferred Stock shall not be entitled to receive dividends on the Series E Preferred Stock.

       Section 4.  Liquidation Preference.

       (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Series E Preferred Stock shall be entitled to receive, immediately after any distributions to senior securities required by the Corporation's Amended and Restated Articles of Incorporation or any statement of designation of preferences, and prior and in preference to any distribution to Junior Securities but in parity with any distribution of Parity Securities, an amount per share equal to the sum of (i) $10,000 for each outstanding share of Series E Preferred Stock (the "Original Series E Issue Price") and (ii) an amount equal to 8% of the Original Series E Issue Price per annum for the period that has passed since the date of issuance of any Series E Preferred Stock (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Preferred Stock and Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series E Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series E Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Articles of Incorporation and any statement(s) of designation of preferences.

       (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Corporation, they shall be distributed to holders of Parity Securities (unless holders of Parity Securities have received distributions pursuant to subsection (a) above) and Junior Securities in accordance with the Corporation's Amended and Restated Articles of Incorporation including any duly adopted statement(s) of designation of preferences.

       (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 4, but shall instead be treated pursuant to Section 7 hereof.

       Section 5.  Conversion.

The record Holders of this Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

       (a) Right to Convert. The record Holder of the Series E Preferred Stock shall be entitled, as set forth below, and, subject to the Company's right of redemption set forth in Section 6(a) below and the restrictions on conversion set forth in Section 5(b) below, at the offices of the Company or any transfer agent for the Series E Preferred Stock, to convert the shares of Series E Preferred Stock held by such Holder into that number of fully-paid and nonassessable shares of the Company's Common Stock at the Conversion Rate as set forth below; provided that, except as required by Section 5(e) below, in no event shall any Holder be entitled to convert shares of Series E Preferred which, upon conversion, would cause the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates to exceed 4.9% of the outstanding shares of the Company's Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by a Holder and its affiliates shall include the shares of Common Stock issuable upon conversion of the shares of Series E Preferred with respect to which the determination of such proviso is being made, but shall exclude the shares of Common Stock which would be issuable upon conversion of the remaining unconverted portion of the Series E Preferred beneficially owned by such Holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, "beneficial ownership" shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

       The number of shares of Common Stock into which this Series E Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate" for such Series E Preferred Stock, and is computed as follows:

    Number of shares issued upon conversion of one share of Preferred Stock

                  = [(.08)(N/365)(Issue Price)] + Issue Price
                  -------------------------------------------
                                Conversion Price
where
     *N = the number of days between (i) the date that, in connection with the consummation of the initial purchase of the Preferred Stock from the Company, the escrow agent first had in its possession funds representing full payment for the Preferred Stock for which conversion is being elected, and (ii) the applicable date of conversion for the Preferred Stock for which conversion is being elected.

     *Issue Price = the Original Series E Issue Price, as defined in Section
     4(a).

     *Conversion Price = either (x) the lesser of $1.875 (the "Low Fixed Conversion Price") or 85% of the average Closing Bid Price of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below, for one-third (1/3) of the shares (the "Low Fixed Preferred Shares") of Series E Preferred held by a Holder as of January 16, 1997 or (y) the lesser of $3.00 (the "High Fixed Conversion Price") or 85% of the average Closing Bid Price of the Company's Common

     Stock for the five (5) trading days immediately preceding the Date of Conversion for the remaining two-thirds (2/3) of the shares (the "High Fixed Preferred Shares") of Series E Preferred held by a Holder as of January 16, 1997; provided, however, that the High Fixed Conversion Price applicable to the High Fixed Preferred Shares shall be reduced from $3.00 to $2.75 after April 15, 1997, if the arithmetic average of the Closing Bid Price of the Company's Common Stock for the five trading day period immediately preceding April 1, 1997 is less than $3.00. For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock as reported by NASDAQ (or, if not reported by NASDAQ, as reported by such other exchange or market where traded).

     Each Holder shall have the sole right to designate the shares of Series E Preferred tendered for conversion pursuant to this Section 5(a) by such Holder as Low Fixed Preferred Shares, High Fixed Preferred Shares or any combination of Low Fixed Preferred Shares and High Fixed Preferred Shares by providing the Company with notice thereof in the Notice of Conversion delivered by such Holder to the Company in connection with such conversion. In the event of an automatic conversion of Series E Preferred shares pursuant to Section 5(e) below the Company shall convert Low Fixed Preferred Shares and High Fixed Preferred Shares by applying the applicable High or Low Fixed Conversion Price to such conversions.

     (b) Restrictions on Conversion. Until February 14, 1997, each Holder of Series E Preferred shall not convert any shares of Series E Preferred pursuant to Section 5(a) above. After February 14, 1997, each Holder agrees to limit such Holder's conversion of shares of Series E Preferred as follows:

         (i) after February 14, 1997, each Holder of Series E Preferred shall be entitled to convert up to one-third (1/3) of the shares of Series E Preferred held by such Holder as of January 16, 1997;

         (ii) in addition to the shares of Series E Preferred a Holder may convert pursuant to Section 5(b)(i) above, after March 15, 1997, each Holder shall be entitled to convert up to 12.5% of the shares of Series E Preferred held by such Holder as of January 16, 1997;

         (iii) in addition to the shares of the Series E Preferred a Holder may convert pursuant to Section 5(b)(i) and 5(b)(ii) above, each Holder shall be entitled to convert on any date after March 15, 1997, a cumulative number of shares of Series E Preferred equal to the product of (i) the number of days from March 15, 1997 through and including such date, (ii)
               .4067% and (iii) the number of shares of Series E Preferred Stock held by such Holder as of January 16, 1997.

Notwithstanding the provisions of this Section 5(b), each Holder may convert any and all shares of the Series E Preferred then held by such Holder at any time after either (x) the average of the Closing Bid Prices of the Company's Common Stock for five consecutive trading days exceeds $3.00 or (y) Marc W. Eller ceases to be employed by the Company in substantially the same capacity as he occupies as of January 16, 1997;

       (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Series E Preferred Stock. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash to such Holder in an amount equal to such fraction multiplied by the Conversion Price then in effect. In the case of a dispute as to the calculation of the Conversion Rate, the Company's calculation shall be deemed conclusive absent manifest error. In order to convert Series E Preferred Stock into full shares of Common Stock, the Holder shall surrender the certificate or certificates therefor, duly endorsed, by either overnight courier or 2-day courier, to the office of the Company or of any transfer agent for the Series E Preferred Stock, and shall give written notice ("Notice of Conversion") to the Company at such office that he elects to convert the same, the number of shares of Series E Preferred Stock so converted and a calculation of the Conversion Rate (with an advance copy of the certificate(s) and the notice by facsimile); provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Series E Preferred Stock are delivered to the Company or its transfer agent as provided above, or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

       The Company shall use best efforts to issue and deliver within three (3) business days after delivery to the Company of such certificates, or after such agreement and indemnification, to such Holder of Series E Preferred Stock at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided
(i) that the advance copy of the Notice of Conversion is faxed to the Company before midnight, New York City time, on the Date of Conversion and (ii) that the stock certificates (the "Preferred Stock Certificates") representing the Series E Preferred Stock to be converted are received by the transfer agent or the Company within five (5) business days thereafter. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Preferred Stock Certificates to be converted are not received by the transfer agent or the Company within five
(5) business days after the Date of Conversion, the Notice of Conversion shall become null and void.

       (d) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series E Preferred Stock, such number of its shares of

Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

       (e) Automatic Conversion. Each share of Series E Preferred Stock outstanding on January 15, 1999 automatically shall be converted into Common Stock on each date at the Conversion Price then in effect and January 15, 1999 shall be deemed the Date of Conversion with respect to such Conversion.

       (f)  Adjustment to Fixed Conversion Price.

            In computing the Fixed Conversion Price for purposes of Section
            5(a):

            (i) If, prior to the conversion of all of the Series E Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

            (ii) If, prior to the conversion of all Series E Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Holders of Series E Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Series E Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series E Preferred Stock held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series E Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Fixed Conversion Price and of the number of shares issuable upon conversion of the Series E Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter be deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 5(f) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Series E Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Series E Preferred Stock may be entitled to purchase.

            (iii) If any adjustment under this Section 5(f) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share (on an aggregate basis) shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next lower number of shares with the balance paid in cash.

            Section 6.  Redemption by Company.

            (a)  Company's Right to Redeem in Case of Conversion.

                   (i) In the event the Conversion Price shall be $3.00 or less per share, the Company shall have the right, in its sole discretion, upon receipt of a Notice of Conversion pursuant to
            Section 5, to redeem in whole or in part any Series E Preferred Stock submitted for conversion, immediately prior to conversion. If the

       Company elects to redeem some, but not all, of the Series E Preferred Stock submitted for conversion, the Company shall redeem from among the Series E Preferred Stock submitted by the various shareholders for conversion on the applicable date, a pro-rata amount from each shareholder so submitting Series E Preferred Stock for conversion.

                  (ii) Mechanics of Redemption. Any shareholder considering submitting Preferred Stock for conversion at such time as the Company's right of redemption under Section 6(a) is or may be in effect may provide notice to the Company of his possible desire to convert within five business days of the date of the notice, and ask the Company to determine whether or not the Company would exercise its right of redemption if the Preferred Stock were submitted for conversion. The Company shall respond within two business days of the date of that notice, and state whether it would redeem the shares, in whole or in part, or allow conversion into shares without redemption, which election will be applicable to conversion by such shareholder within the next five business days after the date of the Company's response. Failure of the Company to respond within the two-day period shall be deemed an election by the Company not to redeem the shares covered by that notice if submitted for conversion within the next five business days. If the shareholder does not provide advance notice of intention to convert as contemplated in this section
       (ii), the Company shall effect each such redemption of shares submitted for conversion by giving notice of its election to redeem, by facsimile within 2 business days following receipt of a Notice of Conversion from a Holder, with a copy by 2-day courier, to (A) the Holder of Series E Preferred Stock submitted for conversion at the address and facsimile number of such Holder appearing in the Company's register for the Series E Preferred Stock and (B) the Company's Transfer Agent. Such redemption notice shall indicate whether the Company will redeem all or part of the Series E Preferred Stock submitted for conversion and the applicable redemption price. The Company shall not be entitled to exercise its right to redeem shares submitted for conversion under this Section 6(a) unless it has (x) the full amount of the redemption price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the redemption price, with a bank or similar financial institution on the date the redemption notice is sent to shareholders.

                 (iii)  Redemption Price. In the case of a redemption under this
       Section 6(a), the redemption price shall equal:

       =[[(.08)(N/365)(Issue Price)] + Issue Price] [Closing Bid Price]
       ----------------------------------------------------------------
                            Conversion Price

       where "N", "Issue Price," "Closing Bid Price" and "Conversion Price" have the meanings set forth in Section 5.

       The redemption price shall be paid to the Holder of Series E Preferred Stock redeemed within 10 business days after the redemption; provided, however, that the Company shall not be obligated to deliver any portion of such redemption price unless either the certificates evidencing the Series E Preferred Stock redeemed are delivered to the Company or its transfer agent as provided in Section 4(b), or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

       (b) Company's Right to Call Redemption. The Company shall have the right to redeem the Series E Preferred Stock on the following terms and conditions:

            (i) The Company may redeem the Series E Preferred Stock at any time, in its discretion, at the redemption price listed in 6(b)(iii) below. The Company may elect to redeem some, but not all, of the Series E Preferred Stock, but in no event less than $5,000,000 per redemption. If the Company elects to redeem some, but not all, of the Series E Preferred Stock, the Company shall redeem a pro-rata amount from among all the Series E Preferred Stock holders. The holders of the Preferred Stock shall have the right to convert their Preferred Stock until the redemption date.

            (ii) Mechanics of Redemption. The Company shall effect each such redemption by giving notice of its election to redeem, by facsimile with a copy by 2-day courier, no less than 20 business days prior to the intended redemption date. Such redemption notice shall indicate whether the Company will redeem all or part of the Series E Preferred Stock and the applicable redemption price. The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has (x) the full amount of the redemption price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the redemption price, with a bank or similar financial institution on the date the redemption notice is sent to shareholders. If the Company has met the requirements of the preceding sentence, and Holder has not submitted his Series E Preferred Stock for redemption as required by this Section 6(b) by the redemption date, the Company may pay the redemption price described in (iii) below and cancel the Series E Preferred Stock subject to the redemption notice, and such redeemed Series E Preferred Stock shall be of no further validity, force or effect. Nothing contained in this Section 6(b) shall limit a Holder's right to receive Common Stock upon a conversion of shares of Series E Preferred if the Notice of Conversion with respect to such conversion is given by such Holder to a courier during business hours for immediate delivery to the Company after the date the Company has delivered to such Holder a notice of redemption pursuant to this Section 6(b)(ii) but prior to the date fixed in such notice as the date of redemption.

           (iii)   Redemption Price. In the case of a redemption under this
      Section 6(b), the redemption price per share of Series E Preferred Stock shall be as follows:

           Redemption Price               Elapsed Time since Last Closing
           --------------------------------------------------------------
           130% of Stated Value           90 days - 6 months
           125% of Stated Value           6 months and 1 day - 12 months
           120% of Stated Value           12 months and 1 day - 18 months
           115% of Stated Value           18 months and 1 day - 24 months
           110% of Stated Value           24 months and 1 day - 30 months
           105% of Stated Value           30 months and 1 day - 36 months

      For purposes of this paragraph, the "Stated Value" shall equal the Original Series E Issue Price. The redemption price shall be paid to the Holder of Series E Preferred Stock redeemed within 10 days of the date of such redemption to such Holder; provided, however, that the Company shall not be obligated to deliver any portion of such redemption price unless either the certificates evidencing the Series E Preferred Stock redeemed are delivered to the Company or its transfer agent as provided in Section 4(b), or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

      Section 7.  Corporate Change.

      In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Company (a "Corporate Change") (other than a Corporate Change in which or substantially all of the consideration received by the holders of the Company's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), this Series E Preferred Stock shall be assumed by the acquiring entity and thereafter this Series E Preferred Stock shall be convertible into such class and type of securities as the Holder would have received had the Holder converted this Series E Preferred Stock immediately prior to such Corporate Change.

        Section 8. Voting Rights. Except as otherwise provided by the Texas Business Corporation Act and Section 9 below, the holders of the Series E Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which their respective shares of Series E Preferred Stock are then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. Holders of the Series E Preferred Stock shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to Vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

        Section 9. Protective Provisions. So long as shares of Series E Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock:

        (a) alter or change the rights, preferences or privileges of the shares of Series E Preferred Stock or any senior securities so as to affect adversely the Series E Preferred Stock;

        (b) create any new class or series of stock having a preference over the Series E Preferred Stock with respect to Distributions (as defined in Section 2 above); or

        (c) do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series E Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

        Section 10. Status of Redeemed or Converted Stock. In the event any shares of Series E Preferred Stock shall be redeemed or converted pursuant to
Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series E Preferred Stock.

          DIVISION D - PROVISIONS APPLICABLE TO ALL CLASSES OF STOCK

(c) No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the Corporation, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the shareholders then of record, or any class of shareholders, any thereof, on the same terms or any terms.

                                 ARTICLE FIVE

      The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than $1000.00 consisting of money paid, labor done, or property actually received.

                                  ARTICLE SIX


     The address of the registered office and the name of its registered agent is as follows:

          C T Corporation System
          811 Dallas Avenue
          Houston, Texas  77002

                                 ARTICLE SEVEN

(a) The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article 4 of these Amended and Restated Articles relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board of Directors shall be not less than three (3) nor more than nine (9), with the then-authorized number of directors being fixed from time to time solely by or pursuant to a resolution passed by the Board of Directors.

(b) The Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-Laws of this Corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal the By-Laws; provided, however, that By-Laws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of not less than sixty percent (60%) of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class.

(c) No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission (or an alleged act or omission) in a director's capacity as director, except that this Article Seven (c) does not eliminate or limit the liability of a director to the extent the director is found liable for:

     (1) a breach of a director's duty of loyalty to the Corporation or its shareholders;

     (2) an act or omission not in good faith which constitutes a breach of duty of the director to the Corporation, or an act or omission which involves intentional misconduct or a knowing violation of the law;

     (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

     (4) an act or omission for which the liability of a director is expressly provided for by an applicable statute; or

     (5) an act related to an unlawful stock repurchase or payment of a dividend.

     If the Texas Miscellaneous Corporation Laws Act or the TBCA or any other applicable law is amended or adopted to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such law(s), as so amended or adopted. Any repeal or modification of the foregoing paragraph shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

(d) The Board of Directors shall be divided into three classes, designated as Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At the annual meeting of shareholders beginning in 1993, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of that class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by action of majority of the Board of Directors then in office, provided that a quorum is present, any other vacancy occurring in the Board of Directors may be filled only by action of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

(e)  Notwithstanding the foregoing, whenever, pursuant to the provisions of
     Article 4 of these Amended and Restated Articles, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Amended and Restated Articles and the Statement of Designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 7 (e) unless expressly provided by such terms.

(f) Directors must be at least 21 years of age and need not be shareholders. There shall be no qualifications for directors of the Corporation other than as set forth in these Amended and Restated Articles.

(g) The number of directors presently constituting the Board of Directors of the Corporation is seven (7), and the names and addresses of the persons now serving as directors are as follows:

                      Name                        Address
                      ----                        -------
                Lee B. Arberg                   New York, New York

                Ronald J. Berman                Farmington Hills, Michigan

                Marc W. Eller                   Farmington Hills, Michigan

                Howard K. Schmidt               Houston, Texas

                Philip C. Shaffer               Houston, Texas

                David R. Sincox                 Houston, Texas

                Zvi Yaniv                       Austin, Texas

                                 ARTICLE EIGHT

        [Deleted pursuant to Article 4.07 (C) of the TBCA, as amended.]

                                 ARTICLE NINE

(a) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior to public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business,
     (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article 9 (a), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(b) Only persons who are nominated in accordance with the procedures set forth in this Article 9 (b) shall be eligible for elections as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article 9 (b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and
     (ii) as to the shareholder giving the notice (1) the name and address, as they appear on the Corporation's books, of such shareholder and (2) the class and number of shares of the Corporation which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Article 9 (b). The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed herein, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE TEN

        No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

                                ARTICLE ELEVEN

        Holders of the Series A Convertible Preferred Stock shall also share equally and simultaneously with the holders of Common Stock after the liquidation preference has been distributed.

                                ARTICLE TWELVE

(a) With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, including but not limited to, the amendment of these Amended and Restated Articles pursuant to Article 4.02 of the TBCA, the approval of any action or plan of merger or exchange pursuant to Article 5.03 of the TBCA or the disposition of assets requiring special authorization of shareholders pursuant to Article 5.10 of the TBCA, the approval of those matters shall be the affirmative vote of the majority of the shares entitled to vote on these matters, rather than the affirmative vote otherwise required by the TBCA.

(b) With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares of any class or series is required by the TBCA, including but not limited to those matters identified in paragraph
     (a) of this Article Twelve, the approval of those matters shall be the affirmative vote of the holders of a majority of the shares of that class or series, rather than the affirmative vote of that class or series otherwise required by the TBCA.

(c) If the TBCA or any other applicable law is amended or adopted wth respect to a matter requiring the affirmative vote of the holders of a specified portion of the shares entitled to vote on that matter, then this Article Twelve shall also require a vote of a majority of the holders of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required.

     IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles as of February 14, 1996.

                                           SI DIAMOND TECHNOLOGY, INC.

                                           /s/ Douglas P. Baker
                                           ------------------------------
                                           Douglas P. Baker
                                           Vice President and Chief Financial
                                           Officer

THE STATE OF TEXAS      S
                        S
COUNTY OF HARRIS        S

     BEFORE ME, the undersigned authority, on this day personally appeared Douglas P. Baker, the Vice President and Chief Financial Officer of SI Diamond Technology, Inc., known to me to be the person whose name is subscribed to in the foregoing instrument, and acknowledges to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said corporation and in the capacity therein expresses.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 13th day of February, 1997



                                                -------------------------------
                                                Notary Public in and for
                                                the State of Texas